Exhibit 99.1

Reynolds American Inc.

P.O. Box 2990

Winston-Salem, NC 27102-2990

Contact:	Investor Relations: Bob Bannon (336) 741-3359	Media: Jane Seccombe (336) 741-5068	RAI 2017-09

RAI continues positive business momentum

in the first quarter of 2017

WINSTON-SALEM, N.C. – May 3, 2017 –

•	Reported EPS: First quarter at $0.55, down 77.9 percent from prior-year quarter

•	Adjusted EPS: First quarter at $0.56, up 12.0 percent from prior-year quarter

	o	Reflects the impact of adjustments as detailed in Schedule 2

•	Both Santa Fe and American Snuff operating companies deliver strong double-digit increases in operating income

•	Total operating companies’ cigarette premium drive brand market share up 0.3 pts. at 24.6%

•	R.J. Reynolds submitted modified risk tobacco product (MRTP) applications to U.S. FDA for Camel Snus

•	Proposed RAI / BAT transaction obtained U.S. and Japan antitrust approvals; closing still expected to be in third quarter of 2017

All references in this release to “reported” results refer to GAAP measurements; all “adjusted” results refer to Non-GAAP measurements, as detailed in Schedules 2 and 3 of this earnings release, which reconciles reported (GAAP) to adjusted (Non-GAAP) results, as applicable.

Reynolds American Inc. (NYSE: RAI) today announced first-quarter 2017 reported EPS of $0.55, down 77.9 percent from the prior-year quarter, which included a significant gain on divestiture resulting from the sale of Natural American Spirit’s business outside the U.S. First-quarter adjusted EPS was $0.56, up 12.0 percent, including the impact of adjustments as detailed in Schedule 2.

First-quarter 2017 Financial Results – Highlights

(unaudited)

(all dollars in millions, except per-share amounts;

for reconciliations, including reported (GAAP) to adjusted (Non-GAAP), see Schedule 2)

	For the Three Months Ended March 31
	2017	2016	% Change
Net sales	$2,949	$2,917	1.1%

Operating income
Reported (GAAP)	$1,326	$6,142	-78.4%
Adjusted (Non-GAAP)	1,346	1,319	2.0%

Net income
Reported (GAAP)	$780	$3,565	-78.1%
Adjusted (Non-GAAP)	795	721	10.3%

Net income per diluted share
Reported (GAAP)	$0.55	$2.49	-77.9%
Adjusted (Non-GAAP)	0.56	0.50	12.0%

MANAGEMENT’S PERSPECTIVE

“Reynolds American has made a strong start to the year, marked by a double-digit increase in first-quarter adjusted earnings, MRTP application submissions to the FDA for Camel Snus and continued progress in leading the U.S. vapor category,” said Debra A. Crew, president and chief executive officer of RAI. “Our operating companies delivered solid performance behind their drive-brand portfolio during the quarter, and they have great strategies in place to continue this positive momentum in the year ahead.”

Crew also commented that RAI Innovations Company and its subsidiaries continue to lead the vapor category with the development and introduction of leading-edge products. “R.J. Reynolds Vapor Company’s (RJR Vapor) expansion of VUSE VIBE, a high-volume cartridge and closed-tank system with a rechargeable battery, has progressed very well and VIBE is now available in more than 30,000 retail outlets in the U.S.,” she said. “The VUSE family of vapor products is the clear U.S. market leader, and has been instrumental in RJR Vapor’s ongoing mission to redefine the vapor category.”

As previously announced, the proposed acquisition of RAI by British American Tobacco p.l.c. (BAT), RAI’s largest shareholder, obtained the required antitrust approvals in the United States and Japan. RAI continues to expect the transaction to close in the third quarter of 2017, subject to shareholder and other approvals and customary closing conditions.

RAI USE OF ADJUSTED (NON-GAAP) FINANCIAL MEASURES

Reynolds American reports its financial results in accordance with generally accepted accounting principles (GAAP). GAAP measures within this press release are referred to as “reported,” and Non-GAAP measures are identified as “adjusted.”

RAI management uses adjusted measurements, which exclude certain income and expense items in its reported results that management believes are not part of RAI’s underlying business operations, to set performance goals and as a means to measure the performance of RAI and its operating companies. RAI management believes that these adjusted measurements provide useful insight into RAI and its operating companies’ ongoing businesses, and that investors’ understanding of the underlying performance of the companies’ continuing operations is enhanced through their disclosure.

Adjusted results are not consistent with reported results and may be calculated differently from similar financial measures used by other companies. RAI’s use of adjusted results is intended to be supplemental in nature, and should not be viewed as a substitute for reported results.

Reconciliations of reported (GAAP) results to adjusted (Non-GAAP) results are detailed in Schedule 2 and Schedule 3 of this press release.

COMBUSTIBLES

Total first-quarter domestic cigarette volumes for RAI’s operating companies decreased 4.4 percent from the prior-year quarter, but when adjusted for changes in wholesale inventory levels, were down approximately 1.9 percent.

Industry cigarette volume was down 3.1 percent in the first quarter, but when adjusted for changes in wholesale inventory levels, industry shipments were down approximately 1.8 percent compared to the prior-year quarter.

In the first quarter of 2017, total RAI operating companies’ cigarette retail market share decreased 0.1 percentage points from the prior-year quarter, to 34.5 percent.

Total cigarette retail market share for RAI operating companies’ combined drive brands (Newport, Camel, Pall Mall and Natural American Spirit) increased 0.1 percentage points to 32.2 percent in the first quarter. These brands currently make up 93 percent of RAI operating companies’ total cigarette retail market share. RAI operating companies’ combined premium drive brands (Newport, Camel and Natural American Spirit) increased 0.3 percentage points to 24.6 percent in the first quarter.

RJR Tobacco

RJR Tobacco’s first-quarter reported operating income was $1.08 billion, down 2.2 percent from the prior-year quarter’s reported operating income. First-quarter adjusted operating income was $1.09 billion, down 2.8 percent from the prior-year quarter’s adjusted operating income, including the impact of adjustments as detailed in Schedule 3.

RJR Tobacco’s first-quarter operating income was lower than the prior-year quarter, as higher pricing in the quarter was more than offset by higher state settlement expense following the expiration of certain credits related to the company’s Master Settlement Agreement (MSA) obligations and lower cigarette volumes.

First-quarter adjusted operating margin at RJR Tobacco decreased 0.6 percentage points from the prior-year quarter, to 45.9 percent, reflecting the impact from the expiration of the MSA credits.

RJR Tobacco’s first-quarter cigarette shipments decreased 5.0 percent from the prior-year quarter. When adjusted for changes in wholesale inventory levels, RJR Tobacco shipments were down approximately 2.5 percent compared to the prior-year quarter.

First-quarter retail market share for RJR Tobacco was down 0.3 percentage points from the prior-year quarter, at 32.2 percent, but on a sequential basis, was up 0.2 percentage points from the fourth quarter of 2016.

The company’s Newport brand, the nation’s best-selling menthol cigarette brand, continued to perform well, increasing first-quarter retail market share by 0.1 percentage points from the prior-year quarter, to a record 14.1 percent. On a sequential basis, the brand’s market share was up by 0.2 percentage points.

Camel’s first-quarter cigarette retail market share was in line with both the prior-year and preceding quarters, at 8.2 percent. Camel’s performance is benefitting from the recent national expansion of four Turkish Blend styles — Camel Royal, Camel Gold, Camel Silver and a menthol style called Camel Jade Silver. An additional menthol style, Camel Jade, was rolled out this month.

Pall Mall, the nation’s No. 1 value brand, also recently expanded its portfolio by two styles, Pall Mall Classic Menthol Silver Box and Pall Mall Classic Menthol Silver Box 100s. The brand’s first-quarter retail market share of 7.7 percent was down 0.2 percentage points from the prior-year quarter, but was up 0.1 percentage points sequentially.

Also during the quarter, R.J. Reynolds Tobacco Company submitted more than 450,000 pages of documentation supporting its Modified Risk Tobacco Product (MRTP) applications to the U.S. Food and Drug Administration (FDA) covering six styles of Camel Snus. R.J. Reynolds introduced Camel Snus in 2006 as its premium pouched, smokeless tobacco product for adult tobacco consumers looking for a discreet smokeless alternative to smoking.

Santa Fe

Santa Fe continued to benefit from higher pricing and volumes on its Natural American Spirit brand, increasing first-quarter operating income by 17.1 percent compared to the prior-year quarter, to $144 million.

Santa Fe’s first-quarter operating margin increased 4.1 percentage points from the prior-year quarter, to 60.5 percent.

Natural American Spirit, which offers differentiated products and premium positioning, gained 0.2 percentage points of retail market share from the prior-year quarter, to 2.3 percent, and that was on volume growth of 5.4 percent.

MOIST SNUFF

American Snuff

American Snuff’s first-quarter operating income increased by 18.8 percent from the first quarter of 2016, to $157 million. The company’s first-quarter operating margin increased 3.7 percentage points from the prior-year quarter, to 65.0 percent.

American Snuff’s Grizzly brand performed extremely well during the quarter, benefitting from supply disruption of competitive products during the quarter and the recent national expansion of its Dark Mint style. The brand’s first-quarter retail market share was up 1.0 percentage points from the prior-year quarter, at 31.8 percent, and on a sequential basis, the brand was up by 0.7 percentage points.

Grizzly’s first-quarter volume increased 4.5 percent from the prior-year quarter, compared to a decline in moist-snuff industry volume of about 0.9 percent.

Grizzly continues to lead the overall wintergreen category — the largest flavor category in the moist-snuff industry — as well as the pouch category, which makes up approximately 20 percent of the total moist-snuff industry sales.

FINANCIAL UPDATE

Reynolds American’s first-quarter reported EPS of $0.55 was down 77.9 percent from the prior-year quarter, which included a significant gain on divestiture resulting from the sale of the international rights to the Natural American Spirit brand.

First-quarter adjusted EPS was $0.56, up 12.0 percent from the prior-year quarter, benefitting from higher cigarette and moist-snuff pricing and a lower effective tax rate. Adjusted EPS excludes a charge of $0.01 for transaction-related costs as detailed in Schedule 2.

RAI’s first-quarter adjusted operating margin increased 0.4 percentage points from the prior-year quarter, to 45.6 percent.

RAI ended the quarter with cash balances of $3.2 billion. On April 17, R.J. Reynolds Tobacco Company made its MSA payment of $1.9 billion, including $655 million paid into the NPM disputed payments account.

During the quarter, the company announced board approval for a 10.9 percent increase in the quarterly cash dividend, to $0.51 per share — the 15th dividend increase since RAI was formed in mid-2004.

The merger agreement between RAI and BAT places restrictions on RAI’s ability to repurchase its common stock or to provide guidance and other forward-looking projections. As a result, RAI did not make any repurchases under its share repurchase program in the first quarter and will not provide earnings guidance while the merger agreement is in effect.

Web and Social Media Disclosure

RAI’s website, www.reynoldsamerican.com, is the primary source of publicly disclosed news, including our quarterly earnings, about RAI and its operating companies. RAI also uses Twitter to publicly disseminate company news via @RAI News. It is possible that the information we post could be deemed to be material information. We encourage investors and others to register at www.reynoldsamerican.com to receive alerts when news about the company has been posted, and to follow RAI on Twitter at @RAI News.

Forward-looking and Cautionary Statements

Statements included in this communication that are not historical in nature are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this document and in documents incorporated by reference, forward-looking statements include, without limitation, statements regarding financial forecasts or projections, and RAI’s and its subsidiaries’ expectations, beliefs, intentions or future strategies that are signified by the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “should” and similar expressions. These statements regarding future events or the future performance or results of RAI and its subsidiaries inherently are subject to a variety of risks, contingencies and other uncertainties that could cause actual results, performance or achievements to differ materially from those described in or implied by the forward-looking statements. These risks, contingencies and other uncertainties include:

•	the effect of (1) possible unfavorable outcomes in litigation based on allegations relating to the sale, distribution, manufacture, development, advertising, marketing and health effects of tobacco products (including smokeless tobacco products and electronic cigarettes) that is pending or may be instituted against RAI or its subsidiaries, including the Engle Progeny cases, and (2) potential bonding difficulties related to adverse judgments resulting from such litigation, including Engle Progeny cases;

•	the possibility that the FDA will issue regulations prohibiting or restricting the use of menthol in cigarettes, which could adversely affect the sales of, among other products, RJR Tobacco’s NEWPORT cigarettes;

•	the possibility that the CTP fails to grant a marketing order allowing an RAI subsidiary to launch a new tobacco product or modify an existing product;

•	the adverse effects (including damage to RAI’s reputation, recall costs and decreased sales) arising from potential CTP orders (1) finding that provisional products sold by RAI subsidiaries are not substantially equivalent to predicate products and (2) as a result, requiring that the provisional products be removed from the market;

•	the adverse effects arising out of FDA actions (or agreements between the FDA and RAI or its subsidiaries) related to product labeling and advertising, potentially resulting in decreased sales;

•	the adverse effects arising from the FDA’s May 2016 regulation extending the agency’s control and authority over tobacco products to e-cigarettes, which regulation (1) subjects e-cigarettes to restrictions on, among other things, the manufacturing, marketing and sale of such products, and (2) requires FDA clearance of e-cigarettes introduced to the market after February 15, 2007;

•	the possibility that the FDA will issue regulations further controlling constituents in cigarettes, including requiring the reduction of nicotine levels or the reduction or elimination of other constituents;

•	possible additional effects on the sales of RAI’s subsidiaries’ products of the substantial, sales-based payment obligations under the State Settlement Agreements, coupled with continuing effects of the State Settlement Agreements’ substantial limitations on the sale, advertising and marketing of cigarettes (and of RJR Tobacco’s smokeless tobacco products);

•	the possibility that NPM Adjustment awards could be vacated or otherwise modified;

•	considering RAI’s subsidiaries’ dependence on the U.S. cigarette market, the continued decline in U.S. cigarette consumption;

•	the possible transition of consumers away from premium brands to lower-cost brands considering RAI’s subsidiaries’ dependence on premium cigarette brands;

•	the success or failure of new products (including vapor category product offerings and other non-traditional tobacco products), marketing strategies and promotional programs;

•	competitive actions and pricing pressures from other manufacturers, including manufacturers of deep-discount cigarette brands;

•	significant current and anticipated federal, state and local governmental regulation of tobacco products, including limitations on advertising, marketing, sale and use of tobacco products;

•	substantial and increasing taxation of tobacco products;

•	fluctuations in the availability, quality and price of raw materials and commodities, including tobacco leaf, used in the products of RAI’s subsidiaries;

•	the reliance on a few significant manufacturing facilities and single source suppliers for certain key raw materials;

•	the possible impairment of goodwill and other intangible assets, including trademarks;

•	the effect of market conditions on the investment returns earned on pension assets or any adverse effects of any new legislation or regulations changing pension and postretirement benefits accounting or required pension funding levels;

•	the concentration of a material amount of sales with a limited number of customers and potential loss of these customers;

•	possible security breaches or disruptions in critical information technology systems, many of which are managed by third party service providers;

•	the possible inability to use digital technologies effectively, including any failure to use such technologies to engage with customers and consumers, automate business processes and support product innovation;

•	the impact of the health and social issues associated with the tobacco industry on RAI’s and its subsidiaries’ ability to attract and retain qualified employees, officers, and professionals;

•	indemnification obligations for specified matters, and retention of certain liabilities related to assets transferred in transactions with ITG and JTI Holding;

•	the impact of a potential decrease in RAI’s credit ratings on RAI’s ability to access the debt capital markets and on RAI’s borrowing costs;

•	the possibility of changes in RAI’s dividend policy;

•	the significant collective ownership interest in RAI of BAT and its subsidiaries, and their associated rights under the Governance Agreement, which should the proposed BAT/RAI transaction (“BAT Merger”) not be completed and the Governance Agreement be terminated, in whole or in part, in accordance with its terms, could eliminate the board composition and share transfer restrictions placed on BAT and its subsidiaries;

•	the absence of significant anti-takeover measures, together with the effects of the declassification of the board of directors, in the event that the BAT Merger is not completed; and

•	additional risks, contingencies and uncertainties associated with the BAT Merger that could result in the failure of the BAT Merger to be completed or, if completed, to have an adverse effect on the results of operations, cash flows and financial position of RAI or the combined company, respectively, including:

¡	the failure to obtain necessary shareholder approvals for the BAT Merger;

¡	the failure to obtain other necessary approvals for the BAT Merger, or if obtained, the possibility of being subjected to conditions that could reduce the expected synergies and other benefits of the BAT Merger, result in a material delay in, or the abandonment of, the BAT Merger or otherwise have an adverse effect on RAI or the combined company;

¡	the failure to satisfy required closing conditions or complete the BAT Merger in a timely manner or at all;

¡	the effect of restrictions placed on RAI’s and its subsidiaries’ business activities and the limitations put on RAI’s ability to pursue alternatives to the BAT Merger pursuant to the Merger Agreement;

¡	risks related to disruption of management time from ongoing business operations due to the BAT Merger;

¡	the failure to realize projected synergies and other benefits from the BAT Merger;

¡	failure to promptly and effectively integrate RAI into BAT;

¡	the uncertainty of the value of the merger consideration that RAI shareholders will receive in the BAT Merger due to a fixed exchange ratio and a potential fluctuation in the market price of BAT common stock;

¡	the difference in rights provided to RAI shareholders under North Carolina law, the RAI articles of incorporation and the RAI bylaws, as compared to the rights RAI shareholders will obtain as BAT shareholders under the laws of England and Wales and BAT’s governing documents;

¡	the possibility of RAI’s directors and officers having interests in the BAT Merger that are different from, or in addition to, the interests of RAI shareholders generally;

¡	the effect of the announcement of the BAT Merger on the ability to retain and hire key personnel, maintain business relationships, and on operating results and businesses generally;

¡	the incurrence of significant pre- and post-transaction related costs in connection with the BAT Merger;

¡	evolving legal, regulatory and tax regimes; and

¡	the occurrence of any event giving rise to the right of a party to terminate the Merger Agreement.

Discussions of additional risks, contingencies and uncertainties are contained in RAI’s filings with the U.S. Securities and Exchange Commission (SEC). Due to these risks, contingencies and other uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. Except as provided by federal securities laws, RAI is not required to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Additional Information

This communication may be deemed to be solicitation material in respect of the proposed transaction involving RAI and BAT. In connection with the proposed transaction, BAT will file with the SEC a registration statement on Form F-4 that will include the proxy statement of RAI that also constitutes a prospectus of BAT. RAI plans to mail the definitive proxy statement/prospectus to its shareholders in connection with the proposed transaction. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BAT, RAI, THE

PROPOSED TRANSACTION AND RELATED MATTERS. Investors and shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by RAI and BAT through the SEC’s website at http://www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by RAI, when available, by contacting RAI Investor Relations at raiinvestorrelations@reynoldsamerican.com or by calling (336) 741-5165 or at RAI’s website at www.reynoldsamerican.com, and will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by BAT, when available, by contacting BAT Investor Relations at batir@bat.com or by calling +44 (0) 20 7845 1000 or at BAT’S website at www.bat.com.

RAI, BAT and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from RAI shareholders in respect of the proposed transaction that will be described in the proxy statement/prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies from RAI shareholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus when it is filed with the SEC. You may also obtain the documents that RAI files electronically from the SEC’s website at http://www.sec.gov. Information regarding RAI’s directors and executive officers is contained in RAI’s Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on February 9, 2017, and its Form 10-K/A, which was filed with the SEC on March 20, 2017. Information regarding BAT’s directors and executive officers is contained in BAT’s Annual Reports, which may be obtained free of charge from BAT’s website at www.bat.com.

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities in any jurisdiction pursuant to the BAT Merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

ABOUT US

Reynolds American Inc. (NYSE: RAI) is the parent company of R.J. Reynolds Tobacco Company; Santa Fe Natural Tobacco Company, Inc.; American Snuff Company, LLC; Niconovum USA, Inc.; Niconovum AB; and R.J. Reynolds Vapor Company.

•	R.J. Reynolds Tobacco Company is the second-largest U.S. tobacco company. R.J. Reynolds’ brands include Newport, Camel and Pall Mall.

•	Santa Fe Natural Tobacco Company, Inc. manufactures and markets Natural American Spirit products in the United States.

•	American Snuff Company, LLC is the nation’s second-largest manufacturer of smokeless tobacco products. Its leading brands are Grizzly and Kodiak.

•	Niconovum USA, Inc. and Niconovum AB market innovative nicotine replacement therapy products in the United States and Sweden, respectively, under the ZONNIC brand name.

•	R.J. Reynolds Vapor Company is a marketer of digital vapor cigarettes, manufactured on its behalf by R.J. Reynolds, under the VUSE brand name in the United States.

Copies of RAI’s news releases, annual reports, SEC filings and other financial materials, including risk factors containing forward-looking information, are available at www.reynoldsamerican.com. To learn more about how Reynolds American and its operating companies are transforming the tobacco industry, visit Transforming Tobacco.

(financial and volume schedules follow)

Schedule 1

REYNOLDS AMERICAN INC.

Condensed Consolidated Statements of Income – GAAP

(Dollars in Millions, Except Per Share Amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Net sales, external	$2,911	$2,862
Net sales, related party	38	55

Net sales	2,949	2,917
Cost of products sold	1,199	1,165
Selling, general and administrative expenses	418	465
Gain on divestitures	-	(4,861)
Amortization expense	6	6

Operating income	1,326	6,142
Interest and debt expense	149	174
Interest income	(2)	(3)
Other (income) expense, net	4	252

Income before income taxes	1,175	5,719
Provision for income taxes	395	2,154

Net income	$780	$3,565

Basic net income per share:
Net Income	$0.55	$2.50

Diluted net income per share:
Net Income	$0.55	$2.49

Basic weighted average shares, in thousands	1,426,246	1,427,448

Diluted weighted average shares, in thousands	1,429,502	1,431,069

Segment data:
Net sales:
RJR Tobacco	$2,371	$2,411
Santa Fe	238	218
American Snuff	242	216
All Other	98	72

	$2,949	$2,917

Operating income (loss):
RJR Tobacco	$1,083	$1,107
Santa Fe	144	123
American Snuff	157	133
All Other	(27)	(34)
Gain on Divestiture	-	4,861
Corporate	(31)	(48)

	$1,326	$6,142

Supplemental information:
Excise tax expense	$982	$1,030
Master Settlement Agreement and other state settlement expense	$727	$630
FDA fees	$47	$50

Schedule 2

REYNOLDS AMERICAN INC.

Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results

(Dollars in Millions, Except Per Share Amounts)

(Unaudited)

RAI management uses “adjusted” (Non-GAAP) measurements to set performance goals and as a means to measure the performance of the overall company, and believes that investors’ understanding of the underlying performance of the company’s continuing operations is enhanced through the disclosure of these measurements. “Adjusted” (Non-GAAP) results are not, and should not be viewed as, substitutes for “reported” (GAAP) results.

	Three Months Ended March 31,
	2017			2016
	Operating Income	Net Income	Diluted EPS	Operating Income	Net Income	Diluted EPS
Reported (GAAP) results	$1,326	$780	$0.55	$6,142	$3,565	$2.49
Reported (GAAP) results include the following:
Gain on divestiture	-	-	-	(4,861)	(3,023)	(2.11)
Transaction related costs	13	11	0.01	-	-	-
Engle Progeny cases	7	4	-	13	8	-
Implementation costs	-	-	-	25	16	0.01
Debt and financing costs (1)	-	-	-	-	155	0.11

Total adjustments	$20	$15	$0.01	$(4,823)	$(2,844)	$(1.99)

Adjusted (Non-GAAP) results	$1,346	$795	$0.56	$1,319	$721	$0.50

(1)	For the three months ended March 31, 2016, debt and financing costs of $155 million are presented net of an income tax benefit of $88 million.

Condensed Consolidated Balance Sheets

(Dollars in Millions)

(Unaudited)

	Mar. 31 2017	Dec. 31, 2016
Assets
Cash and cash equivalents	$3,154	$2,051
Other current assets	1,949	2,187
Trademarks and other intangible assets, net	29,438	29,444
Goodwill	15,992	15,992
Other noncurrent assets	1,426	1,421

	$51,959	$51,095

Liabilities and shareholders’ equity
Tobacco settlement accruals	$3,232	$2,498
Other current liabilities	2,659	2,487
Long-term debt (less current maturities)	12,651	12,664
Deferred income taxes, net	9,627	9,607
Long-term retirement benefits (less current portion)	1,832	1,869
Other noncurrent liabilities	252	259
Shareholders’ equity	21,706	21,711

	$51,959	$51,095

Schedule 3

REYNOLDS AMERICAN INC.

Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Operating Income by Segment

(Dollars in Millions)

(Unaudited)

The RJR Tobacco segment consists of the primary operations of R.J. Reynolds Tobacco Company, the second-largest tobacco company in the United States and which also manages a contract manufacturing business.

The Santa Fe segment consists of the primary operations of Santa Fe Natural Tobacco Company, Inc., which manufactures Natural American Spirit cigarettes and other tobacco products.

The American Snuff segment consists of the primary operations of American Snuff Company, LLC, the second-largest smokeless tobacco products manufacturer in the United States.

Management uses “adjusted” (Non-GAAP) measurements to set performance goals and as a means to measure the performance of the company, and believes that investors’ understanding of the underlying performance of the company’s continuing operations is enhanced through the disclosure of these measurements. “Adjusted” (Non-GAAP) results are not, and should not be viewed as, substitutes for “reported” (GAAP) results.

	Three Months Ended March 31,
	2017			2016
	RJR Tobacco	Santa Fe	American Snuff	RJR Tobacco	Santa Fe	American Snuff
Reported (GAAP) operating income	$1,083	$144	$157	$1,107	$123	$133
Reported (GAAP) results include the following:
Engle Progeny cases	7	-	-	13	-	-
Implementation costs (1)	-	-	-	1	-	-

Total adjustments (2)	7	-	-	14	-	-

Adjusted (Non-GAAP) operating income	$1,090	$144	$157	$1,121	$123	$133

(1)	For the three months ended March 31, 2016, RAI and its operating companies recorded aggregate implementation cost adjustments of $25 million including $24 million in corporate and all other.
(2)	For the three months ended March 31, 2017, RAI and its operating companies recorded aggregate transaction related cost adjustments of $13 million which are included in corporate costs.

Schedule 4

RAI OPERATING COMPANIES’ U.S. CIGARETTE VOLUMES AND RETAIL SHARE OF MARKET

VOLUME (in billions):	Three Months Ended
	March 31,		Change
RJR Tobacco	2017	2016	Units	%
Newport	7.9	8.1	(0.2)	-2.9%
Camel	4.5	4.8	(0.3)	-6.0%
Pall Mall	4.3	4.5	(0.3)	-5.7%

Total RJR Tobacco drive brands	16.6	17.4	(0.8)	-4.5%

Other	1.3	1.4	(0.2)	-11.5%

Total RJR Tobacco	17.9	18.8	(0.9)	-5.0%

Santa Fe
Natural American Spirit	1.3	1.2	0.1	5.4%

Total RAI operating companies	19.2	20.1	(0.9)	-4.4%

Total RJR Tobacco:
Total premium	12.7	13.3	(0.6)	-4.2%
Total value	5.2	5.5	(0.4)	-6.9%
Premium/total mix	71.2%	70.6%	0.6

Industry	59.6	61.5	(1.9)	-3.1%
Premium	43.3	44.8	(1.5)	-3.3%
Value	16.3	16.7	(0.4)	-2.5%
Premium/total mix	72.7%	72.8%	(0.2)

RETAIL SHARE OF MARKET:	Three Months Ended
	March 31,
RJR Tobacco:	2017	2016	Change
Newport	14.1%	14.0%	0.1
Camel	8.2%	8.2%	(0.0)
Pall Mall	7.7%	7.8%	(0.2)

Total RJR Tobacco drive brands	29.9%	30.0%	(0.1)

Other	2.3%	2.5%	(0.2)

Total RJR Tobacco	32.2%	32.5%	(0.3)

Santa Fe
Natural American Spirit	2.3%	2.0%	0.2

Total RAI operating companies	34.5%	34.6%	(0.1)

Amounts are rounded on an individual basis and, accordingly, may not sum in the aggregate.

Schedule 5

AMERICAN SNUFF MOIST-SNUFF VOLUMES

AND RETAIL SHARE OF MARKET

VOLUME (in millions of cans):

	Three Months Ended
	March 31,		Change
	2017	2016	Units	%
Grizzly	116.3	111.3	5.0	4.5%
Other	10.4	10.0	0.4	3.6%

Total moist snuff cans	126.7	121.4	5.3	4.4%

RETAIL SHARE OF MARKET:
	Three Months Ended
	March 31,
	2017	2016	Change
Grizzly	31.8%	30.8%	1.0
Other	2.6%	2.6%	-

Total retail share of market	34.5%	33.4%	1.0

Amounts are rounded on an individual basis and, accordingly, may not sum in the aggregate.